UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 8, 2009

SCM Microsystems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Oskar-Messter-Str. 13, Ismaning, Germany,		85737
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	+49 89 95 95 5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2009, SCM Microsystems, Inc. ("SCM" or the "Company"), Felix Marx, SCM’s Chief Executive Officer, Secure Keyboards, Ltd. ("Secure Keyboards"), Secure Networks, Ltd. ("Secure Networks"), each of the respective general partners of Secure Keyboards and Secure Networks, and Hirsch Electronics Corporation ("Hirsch"), entered into a settlement agreement (the "2009 Settlement Agreement"), pursuant to which the parties resolved the disputes that have arisen between them relating to the proposed merger of SCM and Hirsch and a 1994 settlement agreement entered into among Hirsch, Secure Keyboards and Secure Networks (the "1994 Settlement Agreement"). Pursuant to the 2009 Settlement Agreement, Secure Keyboards and two of its general partners, Luis Villalobos and Howard B. Miller (collectively, the "Plaintiffs") have agreed to dismiss without prejudice the action commenced on March 18, 2009 by the Plaintiffs in Los Angeles Superior Court against SCM, Hirsch and Mr. Marx (the "Action") and, subject to the closing of the proposed merger between SCM and Hirsch, the Plaintiffs have further agreed to dismiss with prejudice the Action. The 2009 Settlement Agreement contains releases among the parties, including releases of all claims, debts, demands and causes of action, whether known or unknown, suspected or unsuspected, which arise, directly or indirectly, from or in connection with any of the matters alleged in or referred to in the Action. The releases among the parties will become effective upon, and not before, the effective time of the proposed merger between SCM and Hirsch.

Secure Keyboards, Secure Networks and Hirsch have also amended and restated their 1994 Settlement Agreement (the "Amended and Restated 1994 Settlement Agreement"), to replace the royalty-based payment arrangement under the 1994 Settlement Agreement with a new, definitive installment payment schedule. Hirsch’s initial annual payment to Secure Keyboards and Secure Networks under the Amended and Restated 1994 Settlement Agreement for the period from January 1, 2009 through December 31, 2009 will be $986,000, with subsequent annual payments subject to increase based on the percentage increase in the Consumer Price Index during the prior calendar year. Under the 1994 Settlement Agreement, royalties were based on a percentage of Hirsch revenues, with royalty expenses during the Hirsch fiscal year ended November 30, 2008 of $1,028,000 and average royalty expenses during the last three Hirsch fiscal years of $986,000. Hirsch’s payment obligations under the Amended and Restated 1994 Settlement Agreement will continue through the calendar year period ending December 31, 2020, unless Hirsch elects at any time on or after January 1, 2012 to earlier satisfy its obligations by making a lumpsum payment to Secure Keyboards. The amount of the lumpsum payment will be based on an assumed growth rate of the remaining annual payments of 4%, in lieu of the percentage increase in the Consumer Price Index, and a discount rate of 9%. SCM is not a party to the Amended and Restated 1994 Settlement Agreement. SCM has provided Secure Keyboards and Secure Networks with a limited guarantee of Hirsch’s payment obligations under such Amended and Restated 1994 Settlement Agreement (the "Guarantee"). The Amended and Restated 1994 Settlement Agreement and the Guarantee will become effective upon, and not before, the effective time of the proposed merger between SCM and Hirsch.

The foregoing descriptions of the 2009 Settlement Agreement, Amended and Restated 1994 Settlement Agreement and the Guarantee do not purport to be complete and are qualified in their entirety by reference to the text of the actual agreements. The 2009 Settlement Agreement and the Guarantee are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K. Each of the agreements are incorporated herein by reference. A copy of the Amended and Restated 1994 Settlement Agreement is attached as Exhibit B to the Guarantee.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Company's obligations under the Guarantee is incorporated by reference herein and made a part hereof.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits
Exhibit Description
10.1 Settlement Agreement, dated April 8, 2009
10.2 Limited Guarantee, dated April 8, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCM Microsystems, Inc.

April 9, 2009	By:	/s/ Stephan Rohaly

Name: Stephan Rohaly
Title: Chief Financial Officer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement, dated April 8, 2009
10.2	Limited Guarantee, dated April 8, 2009